                                                                   EXHIBIT 4(c)


                     NOTE AND INDENTURE EXTENSION AGREEMENT


               This Note and Indenture Extension Agreement, dated as of January 27, 1995 (this "Agreement"), is by and among FRANK'S NURSERY & CRAFTS, INC. (surviving corporation into which Flower Time, Inc., a New York corporation, was merged), a Michigan corporation, as trustor (herein called the "Company"), having an address at 6501 East Nevada, Detroit, Michigan 48234, THE BANK OF NEW YORK, a New York banking corporation, as trustee (successor trustee to The Connecticut Bank and Trust Company, National Association) (herein called the "Trustee"), having its principal corporate trust office at 101 Barclay Street, New York, New York 10286, and W.T. CUNNINGHAM, as individual trustee (successor individual trustee to Lese Amato) (herein called the "Individual Trustee"), having an address c/o The Bank of New York, 101 Barclay Street, New York, New York 10286. The Trustee together with the Individual Trustee and each separate or co-trustee appointed pursuant to Section 7.6 of the Original Indenture (as hereinafter defined) are hereinafter collectively called the "Trustees".

               WHEREAS, Frank's Nursery and Crafts, Inc. entered into an Indenture of Mortgage, Deed of Trust and Security Agreement dated as of September 1, 1988 (the "Original Frank's Indenture") by the Frank's Nursery & Crafts, Inc. to The Connecticut Bank and Trust Company, N.A., Lese Amato and Bank of New England Trust Company, N.A. (collectively, the "Original Trustees") and Flower Time, Inc. entered into an Indenture of Mortgage, Deed of Trust and Security Agreement dated as of September 1, 1988 (the "Original Flower Time Indenture;" collectively with the Original Frank's Indenture, the "Original Indenture") by Flower Time, Inc. to the Original Trustees;

               WHEREAS, the Original Frank's Indenture and the Original Flower Time Indenture were executed pursuant to a Note Purchase Agreement, dated September 1, 1988 (the "Note Purchase Agreement") between Frank's Nursery and Crafts, Inc. and Flower Time, Inc. and the note purchasers named therein;

               WHEREAS, Frank's Nursery and Crafts, Inc. and Flower Time, Inc. entered into an Agreement of Merger dated January 30, 1989, pursuant to which Frank's Nursery and Crafts, Inc., a Michigan corporation, was the surviving corporation;

               WHEREAS, the Company and the Original Trustees entered into an Amendment, Waiver and Consent ("First Amendment"), dated as of November 23, 1990, amending the Original Frank's Indenture, a copy of which is annexed hereto as Exhibit B and is incorporated herein by reference;

               WHEREAS, on January 6, 1991, the Federal Deposit Insurance Corporation ("FDIC") became the receiver of The Connecticut Bank and Trust Company, N.A. ("CBTC") and succeeded to all rights, powers, titles, powers and privileges of CBTC with respect to the Original Indenture;

               WHEREAS, On March 7, 1991, the FDIC executed a Notice of Transfer (the "Notice of Transfer") confirming that the FDIC assigned, transferred, conveyed and delivered to the New Connecticut Bank and Trust Company, N.A. (the "Bridge Bank") all right, title and interest of the FDIC under the Original Indenture, which Notice of Transfer either has been previously recorded in each jurisdiction where property subject to the Original Indenture, as supplemented to date, is located or is being recorded in such jurisdictions immediately prior to recording of this Agreement;

               WHEREAS, the Bridge Bank and Lese Amato assigned their respective interests under the Original Indenture to the Trustees by an Assignment of Indenture of Mortgage, Deed of Trust and Security Agreement, dated as of December 12, 1991 (the "Assignment"), which Assignment either has been previously recorded in each jurisdiction where property subject to the Original Indenture, as supplemented to date, is located or is being recorded in such jurisdictions immediately prior to recording of this Agreement;

               WHEREAS, Bank of New England Trust Company, N.A. resigned as Florida Trustee under the Original Frank's Indenture and the Trustee has succeeded to the interest of Bank of New England Trust Company, N.A. as such Florida Trustee;

               WHEREAS, the Company and Trustees entered into a First Supplemental Indenture of Mortgage, Deed of Trust and Security Agreement, dated as of January 24, 1992 ("First Supplemental Indenture"), which First Supplemental Indenture supplements the Original Flower Time Indenture and has been previously recorded in those jurisdictions in which property affected by the First Supplemental Indenture is located;

               WHEREAS, the Company and Trustees entered into a Second Supplemental Indenture of Mortgage, Deed of Trust and Security Agreement, dated as of August 15, 1994 ("Second Supplemental Indenture"), which Second Supplemental Indenture supplements the Original Frank's Indenture and has been previously recorded in those jurisdictions in which property affected by Second Supplemental Indenture is located;

       WHEREAS, the Company and Trustees entered into a Third Supplemental Indenture of Mortgage, Deed of Trust and Security Agreement, dated as of January 27, 1995 ("Third Supplemental Indenture"), which Third Supplemental Indenture supplements the

Original Flower Time Indenture and has been previously recorded in the jurisdiction in which property affected by Third Supplemental Indenture is located;

               WHEREAS, the Original Frank's Indenture and the Original Flower Time Indenture, as they have been assigned, supplemented, modified, and amended pursuant to the First Amendment, Notice of Transfer, Assignment, First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture and this Agreement, and as they may hereafter be assigned, supplemented, modified and amended, are hereinafter collectively referred to herein as the "Indenture";

               WHEREAS, the Indenture affects, among other things, the land described in the annexed Exhibit A and the buildings, structures and other improvements located thereon and certain fixtures and personal property more particularly described in the Indenture; and

               WHEREAS, the Company has requested and the registered owners (as such term is defined in the Indenture) have agreed to extend the maturity date of the Notes (as such term is defined in the Note Purchase Agreement) as set forth in this Agreement;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustees agree as follows:

         1.    Defined Terms.

         1.1. Terms used, but not defined herein, shall have the same meaning as set forth in the Indenture.

         1.2. the term "Notes" shall have the same meaning as set forth in the Note Purchase Agreement.

         1.3. the term "Loan Documents" shall mean the Indenture, the Note Purchase Agreement, the Notes and all other documents executed in connection therewith.

         2. Amendment of Notes. The terms, covenants and provisions of the Notes are hereby amended as follows:

         2.1. The maturity of the Notes is extended eighty-nine (89) days to March 29, 1996.

         2.2. The definitions of "Interest Period" and "Note Payment Dates" are amended by replacing the definitions with the following:

               "The term "Interest Period" means (i) the period beginning on the date of this Note and ending on the last EuroBusiness Day in December, 1988, (ii) the period commencing on the last EuroBusiness Day in December, 1988 and ending on the last EuroBusiness Day in April, 1989, (iii) thereafter the period beginning on the last EuroBusiness Day of each April, July, October and January beginning in April, 1989 and ending on the last EuroBusiness Day of each July, October, January and April thereafter to and including the last EuroBusiness Day of January, 1996, and (iv) the period beginning on the last EuroBusiness day in January, 1996 and ending on March 29, 1996."

               "The term "Note Payment Dates" means the last EuroBusiness Day of December, 1988 and the last EuroBusiness Day of each April, July, October and January thereafter to and including January, 1996, and March 29, 1996."

         3. Amendment of Original Frank's Indenture and Original Flower Time Indenture. The terms, covenants and provisions of the Original Frank's Indenture and Original Flower Time Indenture are each hereby amended as follows:

         3.1. The definition of "Interest Period" is amended by replacing Subsection (c) of such definition with the following:

               "(c) thereafter, with respect to all Notes, (a) a period beginning on the last EuroBusiness Day of each April, July, October and January beginning in April, 1989 and ending on the last EuroBusiness Day of each July, October, January and April thereafter to and including the last EuroBusiness Day of January, 1996, and (b) a final period beginning on the last EuroBusiness day in January, 1996, and ending on March 29, 1996."

         3.2. The definition of "Note Payment Dates" is amended by replacing the definition with the following:

               "'Note Payment Dates' means the last EuroBusiness Day of December, 1988 and the last EuroBusiness Day of each April, July, October and January thereafter to and including January, 1996, and March 29, 1996."

         3.3.  Section 2.1(d)(v) is amended by replacing it with the following:

               "(v) the remaining unpaid principal amount of this Note together with interest accrued thereon shall be due and payable on March 29, 1996."

         4. Confirmation of Indebtedness. The Company hereby confirms and reaffirms its promise to pay the principal amount of the Notes plus interest thereon to the Trustees in accordance with the Notes.

         5. Other Assurances. The Company shall promptly cause this Agreement, and any necessary notice hereof, and the Indenture, and any necessary notice thereof, to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien of the Indenture upon, and the interest of Trustees in, the Trust Estate (as such term is defined in the Indenture). The Company will pay all filing, registration and recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Agreement, and all Federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the filing, registration, recording, execution and delivery of this Agreement and shall hold harmless and indemnify the Trustees and registered owners against any liability incurred by reason of the imposition of any tax on the issuance, making, filing, registration, recording or enforcement of this Agreement.

         6. Recording of the Indenture. Each of the Original Frank's Indenture, Original Flower Time Indenture, Notice of Transfer, Assignment, First Supplemental Indenture, Second Supplemental Indenture and Third Supplemental Indenture has been previously recorded in each jurisdiction where property subject to such instrument is located or is being recorded in such jurisdictions immediately prior to the recording of this Agreement. The First Amendment is annexed hereto as Exhibit B. Exhibit C annexed hereto and incorporated herein by reference sets forth the recording information for each such instrument recorded in the jurisdiction where this Agreement is being submitted for recording.

         7. Representations, Warranties and Covenants. The Company represents, warrants and covenants:

         7.1. that there are no offsets, counterclaims or defenses against the indebtedness evidenced by the Notes or secured by the Indenture;

         7.2. that the aggregate outstanding principal amount of the Notes on the date hereof is $76,000,000, not taking into account any repayment of principal made on the Note Payment Date occurring in January, 1995;

         7.3. that the Company has full power, authority and legal right to execute this Agreement and to keep and observe all of the terms of this Agreement to be observed or performed by the Company;

         7.4. that there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company, Guarantor (as defined in the Indenture) or the Trust Estate, which could have a material adverse effect on the Company, Guarantor or the Trust Estate or involving the validity or enforceability of the Indenture, as amended hereby, or the priority of the lien thereof, at law or in equity, and neither the Company nor Guarantor is operating under or subject to or, in default of, or in violation with respect to any order, writ, injunction, decree or demand of any court or any governmental authorities;

         7.5. that there has been no material adverse change in the financial condition of the Company since the date of the last financial statement delivered to the Trustees in connection with the Indenture;

         7.6. that there are no defaults which individually or in the aggregate are material and no monetary defaults existing under the Notes, the Indenture or any other Loan Document or any event with which the giving of notice or the passage of time would constitute such a material default (individually or in the aggregate) or monetary default thereunder;

         7.7. that Exhibit D annexed hereto and incorporated herein by reference sets forth all Indebtedness (as such term is defined in Section 7.10) of the Company and all Affiliates (which term includes Guarantor and any Person controlling, controlled by or under common control with, whether by virtue of ownership or otherwise, Guarantor or the Company) of the Company, other than trade payables incurred in the ordinary course of business;

         7.8. that none of the Indebtedness listed on Exhibit D has been or shall be modified, amended or extended, and none of such Indebtedness has a maturity date or scheduled repayment of all or any portion of the principal sum prior to April 1, 1996, except as set forth in
         Section 7.9, and the descriptions of such Indebtedness set forth in Exhibit D are true and accurate in all material respects;

         7.9. Notwithstanding the provisions of Section 7.8 (a) the Revolving Credit Agreement (as such term is defined in Exhibit D) shall be extended or refinanced prior to its maturity, and such extended or refinanced revolving credit loan shall be unsecured, shall have a maturity date not earlier than April 1, 1996, shall be on substantially the same terms as is set forth in the Revolving Credit Facility and shall be in a maximum principal amount which does not exceed $15,000,000, and (b) the Intercompany Note (as such term is defined in Exhibit D) shall be extended upon the same terms to a maturity date not earlier than April 1, 1996 within 10 days after the date of this Agreement; promptly upon execution of the agreements extending the Intercompany Note and extending or refinancing the Revolving Credit Agreement, the Company shall provide copies of same to the Lead Lender under the Indenture, certified by the Company to be true and complete copies thereof;

         7.10. that the Company shall not, for so long as all or any portion of the Indebtedness under the Notes or Indenture is outstanding, pay or repay any of the principal of, or redeem, purchase or defease, the Convertible Subordinated Notes (as such term is defined in Exhibit D), any Indebtedness of the Company to an Affiliate, or any other Indebtedness which is unsecured or subordinate to the Notes and/or Indenture, or make any deposit for that purpose, or permit any Affiliate to do so; provided, however, that (a) the Company may make currently scheduled mandatory repayments of the principal of any Indebtedness from time to time; (b) with respect to the Revolving Credit Agreement (and any permitted extension thereof), the Company may make repayments of the principal sum thereunder from time to time; and (c) the Company may pay trade payables incurred in the ordinary course of business; For the purposes of this Article 7, the term "Indebtedness" shall have the same meaning as presently is ascribed to such term in the Senior Unsecured Notes (as such term is defined in Exhibit D).

         8. Binding Nature. This Agreement shall be binding upon and inure to the benefit of the Company and Trustees and their respective successors and assigns.

         9. Duplicate Originals. This Agreement may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

         10. Partial Invalidity. If any term, covenant or condition of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

         11. Governing Law. The Indenture and this Agreement shall be governed by, and construed in accordance with, the law of the State of Michigan, except that (a) the situs of the trusts created by the Indenture and this Agreement shall be the State of Connecticut, and the creation and administration of such trusts shall be governed by the law of Connecticut; (b) the creation, governance, administration and enforcement of liens and in rem rights and remedies with respect to real or personal property with a situs outside of the State of Michigan shall be governed by and construed in accordance with the law of such state; and (c) procedural matters will be governed by the procedural laws of such forum state with respect to actions relating to real or personal property located in such forum state.

         12. Modification, Etc. Except as modified by this Agreement, the Company and the Trustees ratify and confirm all of the provisions of the Indenture. Except as modified by this Agreement, the Company and the Trustees acknowledge that the Indenture and Notes are in full force and effect and unmodified.

         13. WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE TRUSTEES, AND BY THEIR CONSENT TO THIS AGREEMENT, THE REGISTERED OWNERS, HEREBY WAIVES ANY RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE INDENTURE, AS AMENDED HEREBY, AND THE OTHER LOAN DOCUMENTS.

         IN WITNESS WHEREOF, FRANK'S NURSERY & CRAFTS, INC., by its duly authorized officer, has caused this Note and Indenture Extension Agreement to be executed and delivered to THE BANK OF NEW YORK, as trustee, and THE BANK OF NEW YORK, as trustee, in token of its acceptance of the trusts created hereunder, by its duly authorized officer, has caused this Note and Indenture

Extension Agreement to be executed and delivered and W.T. CUNNINGHAM, in token of his acceptance of the trusts created hereunder, has hereunto set his hand, all as of the day and year first above written.

WITNESS:                                    FRANK'S NURSERY & CRAFTS, INC.

Mark A. Grobbel
- -----------------------------------
Name: Mark A. Grobbel                       By: Robert M. Lovejoy Jr.
                                                -------------------------------
                                                Robert M. Lovejoy, Jr.
Cindy D. Fazioli                                Vice President and Treasurer
- -----------------------------------                                    [SEAL]
Name: Cindy D. Fazioli
                                            ATTEST:

Mark A. Grobbel
- -----------------------------------
Name: Mark A. Grobbel                       By: John R. Ficarro
                                                -------------------------------
                                                John R. Ficarro
Cindy D. Fazioli                                Vice President and Secretary
- -----------------------------------
Name: Cindy D. Fazioli
                                            THE BANK OF NEW YORK, as
Alfia Monastra                              Trustee
- -----------------------------------
Name: Alfia Monastra
                                            By: Helen M. Cotiaux
Mary LaGumina                                   -------------------------------
- -----------------------------------             Name: Helen M. Cotiaux
Name: Mary LaGumina                             Office: Vice President
                                                                         [SEAL]
Alfia Monastra
- -----------------------------------
Name: Alfia Monastra                        W.T. Cunningham
                                            -----------------------------------
Mary LaGumina                               W.T. Cunningham, as Individual
- -----------------------------------         Trustee
Name: Mary LaGumina

         ACKNOWLEDGEMENT FORMS FOR CT, FL, IL, MI, MN, MO, NJ, OH, PA

STATE OF MICHIGAN          )
                           ) ss.:
COUNTY OF WAYNE            )

        The foregoing instrument was acknowledged before me this 7th day of February, 1995, by ROBERT M. LOVEJOY, JR. and JOHN R. FICARRO, the Vice President and Treasurer and Vice President and Secretary, respectively, of Frank's Nursery & Crafts, Inc., a Michigan corporation, on behalf of the said corporation.


                                                Sherry  L. Rygwelski
                                                ----------------------------
                                                Notary Public
My Commission expires:                          Wayne County, Michigan


                                                [NOTARY PUBLIC SEAL]


STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )

        On the 10th day of February, 1995, before me personally cam HELEN M. COTIAUX to me known, who, being by me duly sworn did depose and say that she/he resides at 200 E. 24th St. NY, NY 10010; that she/he is the Vice President of THE BANK OF NEW YORK, the corporation described in, and which executed the above instrument; and that she/he signed her/his name thereto by authority of the Board of Directors of said corporation.


                                                Timothy J. Shea
                                                ----------------------------
                                                Notary Public

                                                [NOTARY PUBLIC SEAL]


STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )


        On this 10th day of February, 1995, before me personally came W.T. CUNNINGHAM, to me known and known to be the individual described in, and who executed the foregoing instrument, and he duly acknowledged that he executed the same.


                                                Timothy J. Shea
                                                ----------------------------
                                                Notary Public

                                                [NOTARY PUBLIC SEAL]

                                                    ACKNOWLEDGEMENT FORMS FOR KY

STATE OF MICHIGAN     )
                      ) ss.:
COUNTY OF WAYNE       )

     The foregoing instrument was acknowledged before me this 7th day of February, 1995, by ROBERT M. LOVEJOY, JR. and JOHN R. FICARRO, as Vice President and Treasurer and Vice President and Secretary, respectively, of Frank's Nursery & Crafts, Inc., a Michigan corporation, on behalf of the said corporation.

     My Commission expires:
                                Sherry L. Rygwelski
                                -------------------------
                                Notary Public
                                SEAL

                                [NOTARY PUBLIC SEAL]

STATE OF NEW YORK     )
                      ) ss.:
COUNTY OF NEW YORK    )

     The foregoing instrument was acknowledged before me this 10th day of February, 1995, by HELEN M. COTIAUX, as Vice President of THE BANK OF NEW YORK, a New York Banking corporation, on behalf of the said corporation.

     My Commission expires:
                                Timothy J. Shea
                                -------------------------
                                Notary Public
                                SEAL

                                [NOTARY PUBLIC SEAL]

STATE OF NEW YORK     )
                      ) ss.:
COUNTY OF NEW YORK    )

     The foregoing instrument was acknowledged before me this 10th day of February, 1995, by W.T. CUNNINGHAM.

                                Timothy J. Shea
                                -------------------------
                                Notary Public
                                SEAL

                                [NOTARY PUBLIC SEAL]

                                                   ACKNOWLEDGEMENT FORMS FOR MA

STATE OF MICHIGAN  )
                   ) ss.:
COUNTY OF WAYNE    )                                       February 7th, 1995

Then personally appeared the above-named ROBERT M. LOVEJOY, JR. and JOHN R. FICARRO as Vice President and Treasurer and Vice President and Secretary, respectively, of FRANK'S NURSERY & CRAFTS, INC. and each acknowledged the foregoing instrument to be his free act and deed, and the free act and deed of FRANK'S NURSERY & CRAFTS, INC., before me,

                                               Sherry L. Rygwelski
                                               ----------------------
                                               Notary Public
                                               My Commission Expires:

                                                   [NOTARY PUBLIC SEAL]



STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )                                       February 10, 1995

Then personally appeared the above-named HELEN M. COTIAUX as Vice President of THE BANK OF NEW YORK and acknowledged the foregoing instrument to be her/his free act and deed, and the free act and deed of THE BANK OF NEW YORK, before me,

                                               Timothy J. Shea
                                               ----------------------
                                               Notary Public
                                               My Commission Expires:

                                                   [NOTARY PUBLIC SEAL]



STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )                                       February 10, 1995

Then personally appeared the above-named by W.T. CUNNINGHAM and acknowledged the foregoing instrument to be his free act and deed, before me,



                                               Timothy J. Shea
                                               ----------------------
                                               Notary Public
                                               My Commission Expires:

                                                   [NOTARY PUBLIC SEAL]

                                                   ACKNOWLEDGEMENT FORMS FOR NY

STATE OF MICHIGAN  )
                   ) ss.:
COUNTY OF WAYNE    )

On the 7th day of February, 1995, before me personally came ROBERT M. LOVEJOY, JR., to me known, who, being by me duly sworn did depose and say that he resides at 6501 East Nevada, Detroit, MI 48234; that he is the Vice President of FRANK'S NURSERY & CRAFTS, INC., the corporation described in, and which executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.

                                              Sherry Rygwelski
                                              ------------------------
                                              Notary Public

                                               [NOTARY PUBLIC SEAL]

STATE OF MICHIGAN  )
                   ) ss.:
COUNTY OF WAYNE    )

On the 7th day of February, 1995, before me personally came JOHN R. FICARRO, to me known, who, being by me duly sworn did depose and say that he resides at 6501 East Nevada, Detroit, MI 48234; that he is the Vice President and Secretary of FRANK'S NURSERY & CRAFTS, INC., the corporation described in, and which executed the above instrument; and that she/he signed her/his name thereto by authority of the Board of Directors of said corporation.


                                              Sherry Rygwelski
                                              ------------------------
                                              Notary Public

                                               [NOTARY PUBLIC SEAL]


STATE OF NEW YORK   )
                    )ss.:
COUNTY OF NEW YORK  )

On the 10th day of February, 1995, before me personally came HELEN M. COTIAUX to me known, who, being by me duly sworn did depose and say that she/he resides at 200 E. 24th St. NY, NY 10010; that she/he is the Vice President of THE BANK OF NEW YORK, the corporation described in, and which executed the above instrument; and that she/he signed her/his name thereto by authority of the Board of Directors of said corporation.

                                               Timothy J. Shea
                                               ----------------------
                                               Notary Public

                                                [NOTARY PUBLIC SEAL]

STATE OF NEW YORK   )
                    )ss.:
COUNTY OF NEW YORK  )

On this 10th day of February, 1995, before me personally came W.T. CUNNINGHAM, to me known and known to be the individual described in, and who executed the foregoing instrument, and he duly acknowledged that he executed the same.


                                               Timothy J. Shea
                                               ----------------------
                                               Notary Public

                                                [NOTARY PUBLIC SEAL]